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EXHIBIT 10.5

COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS

    THIS COLLATERAL ASSIGNMENT OF CONTRACTS AND DOCUMENTS (the "Assignment") is made as of August 24, 2001, by Herbst Gaming, Inc., a Nevada corporation (the "Company"), E-T-T, Inc., a Nevada corporation, Flamingo Paradise Gaming, LLC, a Nevada limited liability company, Market Gaming, Inc., a Nevada corporation, E-T-T Enterprises L.L.C., a Nevada limited-liability company, Cardivan Corporation, a Nevada corporation, Corral Coin, Inc., a Nevada corporation, and Corral Country Coin, Inc., a Nevada corporation (collectively, the "Guarantors" and, together with the Company, the "Loan Parties"), in favor of The Bank of New York, a New York banking corporation, as trustee ("Trustee") acting on behalf of the holders of the Notes (the "Holders") under the Indenture described below.

Recitals

    A.  The Loan Parties have entered into an Indenture dated as of August 24, 2001 (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "Indenture") with the Trustee, pursuant to which the Company has issued $170,000,000 aggregate principal amount of its 10 3/4% Senior Secured Notes due 2008 (as the same may be amended, supplemented, restated, exchanged, replaced or otherwise modified from time to time, collectively, the "Notes").

    B.  The parties have entered into this Assignment to evidence the Loan Parties' collateral assignment for security of certain contracts and documents related to the operations of the Loan Parties. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Indenture.

Agreement

    NOW, THEREFORE, in consideration of the foregoing premises and in order to induce the holders of the Notes to purchase the Notes, the Loan Parties agree as follows:

    1.  Assignment.  As security for the due and punctual payment and performance of all indebtedness and obligations of the Company and the Guarantors, now or hereafter due under the Indenture, the Notes or any Collateral Documents, whether or not arising after the commencement of a proceeding under Bankruptcy Law (including post-petition interest) and whether or not recovery of any such obligation or liability may be barred by a statute of limitations or prescriptive period or such obligation or liability may otherwise be unenforceable (collectively, the "Obligations"), the Loan Parties hereby assign and transfer to the Trustee and hereby grant to the Trustee a security interest in all of the Loan Parties' right, title and interest, whether now existing or hereafter arising and whether now owned or hereafter acquired, in and to (a) all contracts, including without limitation, service agreements, supply agreements and other such contracts and agreements between the Loan Parties and other persons, and all amendments, modifications, additions and changes thereto, related to the operations of the Loan Parties, (b) all other contracts, agreements, documents and instruments now existing or hereafter arising related to the operations of the Loan Parties, including without limitation, any and all bonds, permits, licenses and other governmental approvals and (c) all proceeds of the foregoing (all items described in subsections (a) through (c), collectively, the "Contracts and Documents"). The Contracts and Documents include, without limitation, those certain material contracts and agreements described in Exhibit A attached hereto as such exhibit may be amended or supplemented from time to time (the "Major Documents").

Notwithstanding the foregoing, the Contracts and Documents shall not include any license, permit, contract, or document (collectively, the "Excluded Documents") (a) listed on Exhibit B attached hereto, (b) that, by its terms, cannot be subject to the Lien created hereby to the extent necessary approvals have not been obtained, (c) that cannot be subject to the Lien created hereby without the approval of the relevant Governmental Authority, to the extent that such approval has not been obtained, or (d) in which a Lien may not be granted under applicable law; provided however, that (i) any such Excluded Document now or hereafter acquired or entered into by the Loan Parties shall automatically become part of the Contracts and Documents when and to the extent it may subsequently be made subject to such a Lien and/or the necessary approval, which approval the Loan Parties shall use commercially reasonable efforts to obtain, has been obtained and (ii) proceeds of any Excluded Documents, such as proceeds from gaming revenues, shall nevertheless be subject to the assignment hereunder.

    2.  Rights of the Loan Parties.  This Assignment is an absolute assignment for security purposes only. Accordingly, notwithstanding anything to the contrary set forth herein, the Loan Parties are hereby granted a license and shall retain all rights with respect to the Contracts and Documents, including, without limitation, the right to enforce all rights of the Loan Parties thereunder, except after the occurrence of a Default or an Event of Default.

    3.  Representations and Warranties of the Loan Parties.  Each Loan Party represents and warrants to the Trustee (a) the Contracts and Documents are free of all Liens other than Liens under the Collateral Documents, and (b) that it is not in default and that no event has occurred that with notice or lapse of time or both would constitute a default by such Loan Party, or to its knowledge any other party, under any of the Contracts and Documents.

    4.  Covenants of the Loan Parties.  Each Loan Party covenants and agrees in favor of the Trustee that (a) it will not further assign, encumber or suffer the assignment or encumbrance of any of the Contracts and Documents or the proceeds thereof without the prior written consent of the Holders as provided in the Indenture pursuant to or as expressly permitted under the Indenture, (b) it will perform and discharge each and every material obligation, covenant and agreement of such Loan Party under the Major Documents and (c) to the extent prohibited by the Indenture, it will not modify, amend, supplement or in any way join in the release or discharge of any obligations or rights of such Loan Party under any of the Major Documents in any material way.

    5.  Limitation of Trustee's Obligations.  Nothing in this Assignment shall constitute an assumption of any obligation by the Trustee under the Contracts and Documents. The Loan Parties shall continue to be liable for all obligations thereunder, and to take such steps as they deem reasonably necessary or appropriate to secure performance by all other parties thereto. The Loan Parties shall defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, arising from or related to any failure by the Loan Parties to perform any obligation of the Loan Parties under any of the Contracts and Documents, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

    6.  Cure by Trustee.  At any time upon and during the continuation of an Event of Default, the Trustee shall have the right, but shall have no obligation, to take all actions that the Trustee may determine to be necessary or appropriate to cure any default under any of the Contracts and Documents and to protect the rights of the Loan Parties or the Trustee thereunder, and may do so in the Trustee's name, in the name of the Loan Parties or otherwise. If any such action taken by the Trustee shall prove to be inadequate or invalid in whole or in part, the Trustee shall not incur any liability on account thereof, and the Loan Parties hereby agree to defend, indemnify and hold the Trustee harmless from and against all losses, costs, liabilities and expenses, including reasonable attorneys' fees, which the Trustee may incur or to which it may become subject in exercising any of its rights under this Assignment, except for those arising from the gross negligence or willful misconduct of the Trustee, such indemnity and hold harmless agreement to survive the payment and performance of the Obligations.

    7.  Rights and Remedies

    (a) Upon the occurrence of an Event of Default under the Indenture irrespective of whether a notice of default has been given with respect to such Event of Default (unless required by the

Indenture or any other Collateral Document), and with or without bringing any action or proceeding, the Trustee may, at its option, succeed to and proceed to enforce all of the rights, interests and remedies of the Loan Parties under the Contracts and Documents, amend, modify, cancel, terminate or replace the same, reassign the Loan Parties' right, title and interest therein to any other person, and exercise any and all other rights of the Loan Parties under the Contracts and Documents, either in person or through an agent, receiver or keeper, without further notice to or consent by the Loan Parties, and without regard to the adequacy of security for the Obligations or the availability of any other remedies. The exercise of any of the foregoing rights or remedies shall not cure or waive any Event of Default under the Indenture, or waive, modify or affect any notice of default thereunder, or invalidate any act done pursuant to any such notice. In addition to the rights and remedies of the Trustee as set forth in this Assignment, the Trustee shall be entitled to the benefit of all other rights and remedies set forth in the Indenture, in other Collateral Documents, at law or in equity.

    (b) The provisions of this Subparagraph 7(b) shall, without limiting the generality of any other provision of this Assignment, be applicable in the event any foreclosure shall take place in Nevada on any right, title or interest of the Loan Parties in and to the Contracts and Documents or any proceeds thereof or, in connection with any foreclosure hereunder, Nevada law shall otherwise be applicable. Trustee may proceed by a suit or suits at law or in equity to foreclose this Assignment and sell its right, title and interest to the Contracts and Documents and the proceeds, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction. For the purposes of Nevada executory process procedures, the Loan Parties do hereby acknowledge the Obligations and confess judgment in favor of Trustee for the full amount of such Obligations. The Loan Parties do by these presents consent and agree that during the continuance of an Event of Default under the Indenture it shall be lawful for Trustee to cause all of its right, title and interest to the Contracts and Documents and the proceeds, or any portion thereof, to be seized and sold under executory or ordinary process, at Trustee's sole option, without appraisement, appraisement being hereby expressly waived, to the highest bidder, and otherwise exercise the rights, powers and remedies afforded herein and under applicable Nevada law. Any and all declarations of fact made by authentic act before a Notary Public in the presence of two witnesses by a person declaring that such facts lie within his knowledge shall constitute authentic evidence of such facts for the purpose of executory process. In the event the Loan Parties' right, title or interest in and to the Contracts and Documents or any proceeds thereof, or any part thereof, is seized as an incident to an action for the recognition or enforcement of this Assignment by executory process, ordinary process, sequestration, writ of fieri facias, or otherwise, the Loan Parties and Trustee agree that the court issuing any such order shall, if petitioned for by Trustee, direct the applicable sheriff or marshal to appoint as a keeper of the Loan Parties' right, title or interest in and to the Contracts and Documents and the proceeds, if applicable, Trustee or any agent designated by Trustee or any Person named by Trustee at the time such seizure is effected. Trustee shall be entitled to all the rights and benefits afforded under applicable Nevada law as the same may be amended. It is hereby agreed that the keeper shall be entitled to receive as compensation, in excess of its reasonable costs and expenses incurred in the administration or preservation of the Loan Parties' right, title or interest in and to the Contracts and Documents and the proceeds, an amount equal to $250.00 per day payable on a monthly basis. The designation of a keeper made herein shall not be deemed to require Trustee to provoke the appointment of such a keeper.

    (c) Notwithstanding any of the foregoing provisions of this Section 7, all of the rights and remedies granted hereunder are subject to any applicable Nevada laws.

    8.  Additional Instruments.  With respect to both existing and future Contracts and Documents, the Loan Parties hereby agree to execute and deliver such additional assignments and other documents as the Trustee may reasonably request in order to implement the purpose and intent of this Assignment.

    9.  Miscellaneous.  This Assignment shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns. In any action or proceeding arising from or related to this Assignment, the prevailing party shall be entitled to recover its reasonable costs and attorneys' fees. The reference to "attorneys' fees" in this Paragraph and in all other places in this Assignment shall include without limitation such reasonable amounts as may then be charged by the Trustee for legal services furnished by attorneys in the employ of the Trustee, at rates not exceeding those that would be charged by outside attorneys for comparable services. Except to the extent otherwise provided herein, this Assignment shall be governed by the laws of the State of New York.

    10.  Gaming Laws and Regulations.  To the extent required under applicable law, the consummation of the transactions contemplated hereby and the exercise of remedies hereunder may be subject to applicable Nevada Gaming Laws, as amended from time to time. Due to various legal restrictions, including, without limitation, licensing of operators of gaming facilities and prior approval of the sale or disposition of assets of a licensed gaming operation, the sale of Collateral consisting of gaming equipment may be denied by the relevant Gaming Authorities or delayed pending Gaming Authority approval.

    11.  Conflicts with Indenture.  Notwithstanding any other provision of this Assignment, the terms and provisions of this Assignment shall be subject and subordinate to the terms of the Indenture. To the extent that the Indenture provides the Loan Parties with a particular cure or notice period, or establishes any limitations or conditions on Trustee's actions with regard to a particular set of facts, the Loan Parties shall be entitled to the same cure periods and notice periods, and Trustee shall be subject to the same limitations and conditions in place of the cure periods, notice periods, limitations and conditions provided for under the Indenture; provided, however, such cure periods, notice periods, limitations and conditions shall not be cumulative as between the Indenture and this Assignment. In the event of any conflict or provisions of this Assignment and those of the Indenture, including, without limitation, any conflicts or inconsistencies in any definitions herein or therein, the provisions or definitions of the Indenture shall govern.

    12.  Trustee.  The Bank of New York is acting hereunder solely in its capacity as Trustee under the Indenture, and all of the rights of Trustee set forth in the Indenture shall apply to Trustee's actions hereunder. To the extent this Assignment contemplates payments by the Trustee, the Trustee shall have no liability therefor, such liability continuing to be the liability of Loan Parties or realized through the value of any collateral for the obligations under the Indenture.

(Signature Page Follows)

    IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first above written.

HERBST GAMING, INC., a Nevada corporation		E-T-T, INC., a Nevada corporation

By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO	By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO

FLAMINGO PARADISE GAMING, LLC, a Nevada limited-liability company		MARKET GAMING, INC., a Nevada corporation

By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: Managing Member	By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO

E-T-T ENTERPRISES L.L.C., a Nevada limited-liability company		CARDIVAN CORPORATION, a Nevada corporation

By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: Managing Member	By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO

CORRAL COIN, INC., a Nevada corporation		CORRAL COUNTRY COIN, INC., a Nevada corporation

By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO	By:	/s/ EDWARD J. HERBST Name: Edward J. Herbst Title: President and CEO

S–1

EXHIBIT A
Included Documents

1.
Trademark License Agreement dated August 24, 2001, between Herbst Gaming, Inc. as licensee and Terrible Herbst, Inc. as licensor.

A–1

EXHIBIT B
Excluded Documents

1.
Gaming Devices License Agreement between Market Gaming, Inc. and Safeway, Inc. dated August 31, 1998.

2.
Gaming Devices License Agreement between Market Gaming, Inc. and The Vons Company, Inc. dated August 31, 1998.

3.
Settlement Agreement between Cardivan Company and Corral United, Inc., Jackpot Enterprises Inc. and Albertson's, Inc. dated November 18, 1999.

4.
License Agreement (Modified by the Settlement Agreement) between Cardivan Company and Albertson's, Inc. dated September 16, 1998.

5.
Agreement between Cardivan Company and KMART Corporation dated May 1, 1998.

6.
License Agreement, as amended, between Corral Coin, Inc. and Rite Aid Corporation dated March 12, 1999, amendment dated March 27, 2000.

7.
License Agreement, as amended, between Cardivan Company and Rite Aid Corporation dated March 12, 1999, amendment dated March 27, 2000.

8.
License Agreement between Cardivan Company and Waremart, Inc. dated August 12, 1998.

9.
License Agreement between E-T-T, Inc. and Terrible Herbst, Inc. dated December 20, 1999.

B–1

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EXHIBIT 10.5
EXHIBIT A Included Documents
EXHIBIT B Excluded Documents